The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities.

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Preliminary Structural and Collateral Term Sheet

$1,550,000,000 (approximate) of Senior Certificates
J.P. Morgan Mortgage Trust 2005-A1
Mortgage Pass-Through Certificates, Series 2005-A1

Features of the Transaction

- Offering consists of approximately [1,550mm] of Senior Certificates.
expected to be rated AAA by 2 of the 3; S&P, Moody's, Fitch.
- The Amount of Senior Certificates is approximate and may vary.

- Multiple groups of Mortgage Loans will collateralize the transaction
- There are approximately [5] groups of Senior Certificates, which may vary.
- The Credit Support for groups (1,2,4,5) of Senior Certificates is
Cross-Collateralized, with respect to losses. Credit support for Group 3 is not cross-collateralized with respect to losses.

Key Terms
Issuer :	J.P.Morgan Mortgage Trust
Underwriter :	J.P.Morgan Securities, Inc.
Depositor :	J.P. Morgan Acceptance Corp.
Master Servicer:	TBD
Trustee:	TBD
Type of Issuance:	Public
Servicer Advancing:	Yes, Subject to Recoverability.
Compensating Interest:	Paid, But Capped.
Clean-Up Call / Optional Termination:	[5%] clean-up call (aggregate portfolio)
Legal Investment:	The Senior Certificates are
SMEEA Eligible at Settlement.

ERISA Eligible:	The Senior Certificates are
ERISA eligible subject to limitations set
forth in the final prospectus supplement.

Tax Treatment:	REMIC
Structure:	Senior/Subordinate w/ Shifting Interest
and Subordinate Certificate Prepayment Lockout
Expected AAA Subordination:	3.50% +/- .50%

Rating Agencies:	At least 2 of 3; Moody's, S&P, Fitch

Registration:	Senior Certificates - DTC

Time Table
Cut-Off Date	January 1, 2005
Closing Date	Janurary 31, 2005
First Distribution Date	February 25, 2005
Distribution Date	25th or Next Business Day

	Preliminary Mortgage Pool Data (approximate)
	Pool 1	Pool 2	Pool 3	Pool 4	Pool 5
Collateral Type	10Yr Hybrid	7Yr Hybrid	10 Yr Hybrid	10 Yr Hybrid	10 Yr Hybrid
	ARMS	ARMS	ARMS	ARMS	ARMS
Outstanding Principal Balance	104,600,620	153,750,364	400,000,000	675,000,000	275,000,000
Number of Mortgage Loans	239	342	623	1051	452
Average Principal Balance	437,664	449,581	642,055	642,055	608,050
Weighted Average Mortgage Rate	5.63%	5.25%	5.30%	5.30%	5.06%
Weighted Average Maturity	359	358	345	345	345
Weighted Average Seasoning	1	2	15	15	15
Weighted Average Months to Roll	119	82	105	105	105
ARM Index	6 Mo Libor	1 Yr Libor	1 Yr Libor	1 Yr Libor	1 Yr Libor
	1 Yr Libor	6 Mo Libor
Weighted Average Gross Margin	2.06%	2.14%	2.25%	2.25%	2.25%
Initial Periodic Rate Cap	5.00%	5.00%	5.00%	5.00%	5.00%
Subsequent Periodic Rate Cap	1.23%	1.54%	2.00%	2.00%	2.00%
Lifetime Rate Cap	5.00%	5.00%	5.00%	5.00%	5.00%
Weighted Average Loan-to-Value	65%	69%	61%	61%	62%
Weighted Average FICO Score	731	736	730	730	731
Geographic Distribution	CA(21%),NJ(8%)	CA(14%),NJ(11%)	CA (42%),NY(29%)	CA (42%),NY(29%)	CA (43%),NY(28%)
Percent Owner Occupied	88%	87%	91%	91%	91%
Percent Single Family / PUD	90%	91%	78%	78%	78%
Interest Only	86%	76%	0%	0%	0%
Originator	Chase / Cendant	Chase / Cendant	Chase	Chase	Chase
Servicer	Chase / Cendant	Chase / Cendant	Chase	Chase	Chase

	JPMSI Contact Information
Trading/Structuring	Greg Boester/Tom Scudese		212.834.2499

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